Exhibit 1.1

WARRIOR MET COAL, INC.

(a Delaware corporation)

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [●], 2017

WARRIOR MET COAL, INC.

(a Delaware corporation)

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

[●], 2017

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC,

as Representatives of the several underwriters named in Schedule A hereto

c/o    Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

Warrior Met Coal, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule B-1 hereto (collectively, the “Selling Stockholders”) confirm their respective agreements with each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), set forth in Schedules A and B-1 hereto and (ii) the grant by the Selling Stockholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock to cover overallotments, if any. The aforesaid [●] shares of Common Stock to be purchased by the Underwriters (the “Initial Securities”) and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-216499), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [●] P.M., New York City time, on, [●], 2017 or such other time as agreed in writing by the Company, the Attorney-in-Fact (on behalf of the Selling Stockholders) and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the preliminary prospectus, dated [●], 2017, and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company or (ii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information which is deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties.

(a)    Representations and Warranties by the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)    Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

The Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto, at the respective times each became effective and as of the Applicable Time, complied, and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto will comply, in all material respects, with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, at the time each was filed with the Commission and as of the Applicable Time, complied, and the Prospectus and any amendment or supplement thereto, at the time each is filed with the Commission and at the Closing Time will comply, in all material respects, with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendment thereto, at the date hereof and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(ii)    Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(iii)    Accurate Disclosure. None of the Registration Statement, any 462(b) Registration Statement or any amendment thereto, at the time it became effective, the Applicable Time or at the Closing Time, contained, contains or will contain, as applicable, an untrue statement of a material fact or omitted, omits or will omit, as applicable, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, or (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), considered together, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), as of the Applicable Time or at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included, includes or will include, as applicable, an untrue statement of a material fact or omitted, omits or will omit, as applicable, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) (including any prospectus wrapper) made in reliance upon and in conformity with the Selling Stockholder Information (as defined below) and written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished by an Underwriter shall be the information in the fifth, thirteenth and fourteenth paragraphs under the heading “Underwriting” contained in the Prospectus (collectively, the “Underwriter Information”).

(iv)    Accurate Reserve Information. All information related to the coal reserves of the Company and its subsidiaries included in the General Disclosure Package and the Prospectus, (i) was and is accurate in all material respects, (ii) complies in all material respects with the requirements of the 1933 Act and the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), as applicable, and (iii) when read together with the other information in the General Disclosure Package and the Prospectus, as applicable, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. No offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf has been made by or on behalf of the Company.

(vi)    Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations promulgated thereunder (the “1934 Act Regulations”).

(vii)    Financial Statements. The consolidated historical financial statements, together with the related schedules and notes, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or the Company’s predecessor and its subsidiaries, as applicable, at the dates indicated and the statements of operations, changes in members’ equity and parent net investment and cash flows of the Company and its consolidated subsidiaries or the Company’s predecessor and its subsidiaries, as applicable, for the periods specified; except as disclosed in such financial statements or the notes thereto in the Registration Statement, the General Disclosure Package and the Prospectus, or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects, and in accordance with GAAP (other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus), the information required to be stated therein. The selected financial data and the summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements of the Company and its subsidiaries and the related notes thereto included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements according to the requirements of Regulation S-X and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act, to the extent applicable, in all material respects.

(viii)    Independent Reserve Engineers.

(i)    Marshall Miller & Associates, Inc. (“Marshall Miller”), who delivered the Geologic Evaluation and Reserve Update of Select Coal Properties Controlled by Warrior Met Coal Mining, LLC, Jefferson and Tuscaloosa Counties, Alabama, USA as of December 31, 2016 on February 2, 2017 (the “Marshall Miller Study”) concerning estimates of the Company’s proven and probable coal reserves at Mine No. 4 and Mine No. 7, was, as of February 2, 2017, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(ii)    Norwest Corporation (“Norwest”), who delivered the Warrior Met Coal BCE Reserve Statement as of December 31, 2016 on February 17, 2017 (the “Norwest Study”) concerning estimates of the Company’s proven and probable coal reserves at the Blue Creek Energy Mine (as defined in the Registration Statement), was, as of February 17, 2017, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(iii)    McGehee Engineering Corp. (“McGehee” and together with Marshall Miller and Norwest, collectively, the “Reserve Engineers”), who delivered the Warrior Met Coal Estimate of SEC Qualified Reserves as of December 31, 2016 Tuscaloosa, Walker, Blount, and Jefferson Counties, Alabama on February 20, 2017 (the “McGehee Study” and together with the Marshall Miller Study and the Norwest Study, collectively, the “Reserve Studies”) concerning estimates of the Company’s proven and probable coal reserves at the Carter/Swann’s Crossing Mine, the Panther 3 Mine, the Beltona East Mine, the Carter P-3986 Mine, the Howton Mine, the Kimberly Mine, the Morris Mine, the Searles 8 Mine and the Sloan Mountain Mine (together, the “Other Mining Properties”), was, as of February 20, 2017, and is, as of the date hereof, an independent engineering firm with respect to the Company.

(ix)    Reserve Studies. The factual information underlying the estimates of the Company’s proven and probable coal reserves included in the General Disclosure Package and the Prospectus, which was supplied by the Company to each of the Reserve Engineers for the purposes of preparing their respective Reserve Studies was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than intervening market commodity price fluctuations (which are not included in such reports), and except as disclosed in the General Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in the estimates of the Company’s proven and probable coal reserves, as reflected in the reports referenced in the Reserve Studies; the Company has no reason to believe that as of the dates of the Registration Statement, the General Disclosure Package and the Prospectus, such proven and probable coal reserves have materially declined or decreased since the dates of the reports referenced in the Reserve Studies (other than, in all cases, updates to previous reports prepared by the Reserve Engineers and disclosed by the Company to the Representatives).

(x)    Accurate Industry Information. The Company believes that the information within reports and publications prepared by Wood Mackenzie Inc., the Energy and Minerals Field Institute and the World Coal Association from which certain information in the Registration Statement, the General Disclosure Package and the Prospectus was sourced were true and correct in all material respects on the date such reports and publications were made. The Company believes that such reports and publications and the information within such reports and publications were gathered and prepared in accordance with customary industry practices and the Company is not aware of any industry facts, developments or circumstances that would now render such reports and publications inaccurate in any material respect.

(xi)    No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a prospective material adverse change in the business, properties, management, financial position or results of operations of the Company and the subsidiaries of the Company taken as a whole (a “Material Adverse Effect”), and (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xii)     Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communication.

(xiii)    Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

(xiv)    Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing or equivalent status under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or equivalent status would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding equity securities of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Limited Liability Company Act of the State of Delaware and limited to the extent set forth in such Subsidiary’s organizational documents) and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, other than (1) as contemplated by the Asset-Based Revolving Credit Agreement, dated as of April 1, 2016, by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, Citibank, N.A., as administrative agent, and the other lenders party thereto (as amended, the “ABL Facility”), as disclosed in the General Disclosure Package; and (2) as contemplated by the liens, encumbrances or defects in place as of the date hereof in connection with other debt outstanding as disclosed in the General Disclosure Package. None of the outstanding equity securities of any Subsidiary was issued in violation of any preemptive or similar rights of any securityholder of such Subsidiary.

(xv)    Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the columns entitled “Historical” (as it relates to Warrior Met Coal, LLC) and “Pro Forma” (as it relates to the Company) under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvi)    Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii)    Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have not been exercised.

(xviii)    Description of the Securities. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder.

(xix)    Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in (A) violation of its charter, by-laws or similar organizational documents or (B) default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries pursuant to, (i) the Agreements and Instruments, (ii) the charter, by-laws, or similar organizational instruments of the Company or any of its subsidiaries (iii) or any law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, including without limitation the U.S. Office of Surface Mining Reclamation and Enforcement and the U.S. Mine Safety and Health Administration (each, a “Governmental Entity”); other than, with respect to (i) and (iii) such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries which would result in a Material Adverse Effect exists or, to the knowledge of the Company, is imminent.

(xxi)    Absence of Proceedings. Except as disclosed in the Registration Statement, General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, General Disclosure Package and the Prospectus or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, General Disclosure Package and the Prospectus including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxii)    Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described and there are no contracts or documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required.

(xxiii)    Absence of Manipulation. Neither the Company nor any affiliate under the control of the Company has taken, nor will the Company or such affiliate take, directly or indirectly, any action which is designed, or which would reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxiv)    Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xxv)    Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as may be required under the 1933 Act or the 1934 Act, the rules of the New York Stock Exchange, state securities or “Blue Sky” laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), in each case, in connection with the transactions contemplated hereby, (B) such as will have been obtained on or prior to the Closing Time or (C) such as would not materially adversely affect the Company’s ability to consummate the transactions contemplated hereby and as would not have a Material Adverse Effect.

(xxvi)    Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings which are outstanding or unresolved relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxvii)    Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned in fee by the Company and its subsidiaries, and good title to all other tangible property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances (except for permitted liens under the ABL Facility) of any kind except (A) such as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (B) for security interests securing Agreements and Instruments described in the Registration Statement, General Disclosure Package and the Prospectus or (C) such as do not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases which are in the aggregate material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds tangible property described in the Registration Statement, the General Disclosure Package and the Prospectus (including, without limitation, material coal leases and subleases), are in full force and effect, and neither the Company nor any of its subsidiaries has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, which claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)     Rights-of-Way. The Company and its subsidiaries have such consents, easements, rights-of-way or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct their businesses in the manner described, and subject to the limitations contained, in the General Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the General Disclosure Package and the Prospectus which are not reasonably expected to have a Material Adverse Effect upon the ability of the Company and its subsidiaries, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the General Disclosure Package and the Prospectus to be conducted and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect upon the ability of the Company and its subsidiaries, taken as a whole, to conduct its businesses in all material respects as currently conducted and as contemplated by the General Disclosure Package and the Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the General Disclosure Package and the Prospectus, the Company has fulfilled and performed all of its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Company to conduct its businesses in all material respects as currently conducted and as contemplated by the General Disclosure Package and the Prospectus to be conducted; and, except as described in the General Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(xxix)    Environmental Laws. Except as disclosed in the General Disclosure Package and the Prospectus (a) neither the Company nor any of its subsidiaries (i) is or during the past five years has been in violation of any federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, except for notices of violation which have been abated and are not outstanding, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or during the past five years has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending proceeding pursuant to any Environmental Law in which any foreign, federal, state or local governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, or (ii) anticipates any capital expenditures relating to any Environmental Laws, except for such capital expenditures as would not individually or in the aggregate have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance, and (C) coal ash, coal combustion byproducts or waste, boiler slag, scrubber residue or flue desulphurization residue.

(xxx)    Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (1) there has not been determined to be a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) there is no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its consolidated subsidiaries employ disclosure controls and procedures (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxxi)    Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s directors and officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act and the 1934 Act Regulations.

(xxxii)    Tax Matters. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (1) all tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except, in each case, with respect to tax returns and taxes contested in good faith by appropriate proceedings and for which adequate reserves have been provided, in accordance with GAAP and (2) the charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any tax liability for any years not finally determined are adequate under GAAP.

(xxxiii)    Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)    Statistical and Market-Related Data. Any third party statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(xxxv)    Investment Company Act. The Company is not required, and upon the sale of the offered Securities as herein contemplated, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvi)    Anti-Corruption. Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to unlawfully influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xxxvii)     Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxviii)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company and its subsidiaries or any affiliate of the Company or its subsidiaries, on the one hand, and any former or current director, officer, stockholder, customer or supplier of any of them (including any member of their immediate family), on the other hand, which is required by the 1933 Act or by the 1933 Regulations to be described in a registration statement on Form S-1 which is not so described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xxxix)    Suppliers. No supplier of merchandise to the Company or any of its subsidiaries has ceased shipments to the Company or any of its subsidiaries, other than in the ordinary course of business consistent with past practices, which cessation would reasonably be expected to result in a Material Adverse Effect.

(xl)    ERISA. Neither the Company nor any of its subsidiaries has incurred any liability for any prohibited transaction or accumulated funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries make a contribution and in which any employee of the Company or any such subsidiary is or has ever been a participant, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. With respect to such plans, the Company and its subsidiaries are in compliance in all material respects with all applicable provisions of ERISA, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xli)     Economic Sanctions.

(i)    Neither the Company nor any of its subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(1)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(ii)    For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(b)    Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally and not jointly with any other Selling Stockholder represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with the Underwriters, as follows:

(i)    Good Standing. Such Selling Stockholder is validly existing and in good standing or equivalent status under the laws of its jurisdiction or organization.

(ii)    Accurate Disclosure. To the extent that any statements or omissions made in the Registration Statement, the General Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with information furnished to the Company by such Selling Stockholder expressly for use therein, (A) such Registration Statement did, and any further amendments thereto will, when they become effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such General Disclosure Package did, and the Prospectus and any further amendments or supplements thereto will, when they are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. For purposes of this Agreement, the only information furnished to the Company by such Selling Stockholder is the legal name and address of, and the number of shares beneficially owned and offered by, such Selling Stockholder, and the other information with respect to such Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Registration Statement, the General Disclosure Package or Prospectus (collectively, the “Selling Stockholder Information”).

(iii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(iv)    Power of Attorney and Custody Agreement or Paying Agent Agreement. If such Selling Stockholder is listed on Schedule B-2 (each such Selling Stockholder, a “Specified Selling Stockholder”), each of the Power of Attorney (as defined below) and the Custody Agreement (as defined below) of such Specified Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Specified Selling Stockholder and constitutes a valid and binding obligation of such Specified Selling Stockholder, enforceable against such Specified Selling Stockholder in accordance with its terms. If such Selling Stockholder is listed on Schedule B-3 (each such Selling Stockholder, an “Identified Selling Stockholder”), each of the Power of Attorney and the Paying Agent Agreement (as defined below) of such Identified Selling Stockholder has been duly authorized, executed and delivered by or on behalf of such Identified Selling Stockholder and constitutes a valid and binding obligation of such Identified Selling Stockholder, enforceable against such Identified Selling Stockholder in accordance with its terms.

(v)    Noncontravention and Absence of Further Requirements. The sale of the Securities to be sold by such Selling Stockholder hereunder and the execution, delivery and performance by such Selling Stockholder of this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement, and the consummation by such Selling Stockholder of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject; (B) result in any violation of the provisions of the constituent documents of such Selling Stockholder (to the extent applicable) or (C) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder’s ability to perform its obligations under this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court, regulatory organization or governmental body or agency is required for the execution, delivery and performance by such Selling Stockholder of its obligations under this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement, and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement, in connection with the Securities to be sold by such Selling Stockholder hereunder, except (x) the registration under the 1933 Act of the Securities, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws or the rules of the New York Stock Exchange in connection with the purchase and distribution of the Securities by the Underwriters or (y) where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a material adverse effect on such Selling Stockholders’ ability to consummate the transactions contemplated by this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney or the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement, in connection with the Securities to be sold by such Selling Stockholder hereunder.

(vi)    Valid Ownership. Such Selling Stockholder (x) is, and at the Closing Time will be, the sole legal, record and beneficial owner of the Securities to be delivered by such Selling Stockholder at the Closing Time, and (y) has full right, power and authority to enter into this Agreement and, if such Selling Stockholder is a Specified Selling Stockholder, the Power of Attorney and the Custody Agreement, or, if such Selling Stockholder is an Identified Selling Stockholder, the Power of Attorney and the Paying Agent Agreement, and to sell, assign, transfer and deliver the Securities to be delivered by such Selling Stockholder at the Closing Time hereunder free and clear of all liens, encumbrances, equities or claims, except for any liens, encumbrances, equities or claims arising under this Agreement.

(vii)    Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Securities, as directed by the Representatives, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters has notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(viii)    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(ix)    Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)    No Undisclosed Material Information. The sale of the Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package and the Prospectus or any supplement thereto.

(xi)    Testing-the-Waters Communication. Such Selling Stockholder has not engaged in any Testing-the-Waters Communication.

(xii)    No Association with FINRA. Except as expressly disclosed to the Underwriters, such Selling Stockholder does not, directly or indirectly, through one or more intermediaries, control, is not controlled by or under common control with, any member firm of FINRA, and is not a person associated with a member (within the meaning of the FINRA By-laws) of FINRA.

(xiii)    Specified and Identified Selling Stockholders.

(i)    If such Selling Stockholder is a Specified Selling Stockholder, all of the Securities to be sold by such Specified Selling Stockholder hereunder have been placed in custody in book entry form pursuant to a stock custody agreement relating to such Securities, in the form heretofore furnished to you (each, a “Custody Agreement”), duly executed and delivered by such Specified Selling Stockholder to Computershare Inc., as custodian (the “Custodian”), and such Specified Selling Stockholder has duly executed and delivered an irrevocable power of attorney, in the form heretofore furnished to you (each, a “Power of Attorney”), appointing the persons specified therein as attorneys-in-fact (each an “Attorney-in-Fact” and, collectively, the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Specified Selling Stockholder at a price per share as determined by negotiations between the board of directors of the Company (or an authorized committee thereof) and the Representatives, to authorize the delivery of the Securities to be sold by such Specified Selling Stockholder hereunder and otherwise to act on behalf of such Specified Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

(ii)    If such Selling Stockholder is an Identified Selling Stockholder, all of the Securities to be sold by such Identified Selling Stockholder hereunder have been placed in custody in book entry form pursuant to a paying agent agreement relating to such Securities, in the form heretofore furnished to you (each, a “Paying Agent Agreement”), duly executed and delivered by such Identified Selling Stockholder to Computershare Inc., as paying agent (the “Paying Agent”), and such Identified Selling Stockholder has duly executed and delivered a Power of Attorney, appointing the Attorneys-in-Fact with authority to execute and deliver this Agreement on behalf of such Identified Selling Stockholder at a price per share as determined by negotiations between the board of directors of the Company (or an authorized committee thereof) and the Representatives, to authorize the delivery of the Securities to be sold by such Identified Selling Stockholder hereunder and otherwise to act on behalf of such Identified Selling Stockholder in connection with the transactions contemplated by this Agreement and the Paying Agent Agreement.

(iii)    If such Selling Stockholder is a Specified Selling Stockholder or an Identified Selling Stockholder, the Securities held in custody in book entry form for such Specified Selling Stockholder or Identified Selling Stockholder under the Custody Agreement of such Specified Selling Stockholder or the Paying Agent Agreement of such Identified Selling Stockholder, as applicable, are subject to the interests of the Underwriters hereunder; the arrangements made by such Specified Selling Stockholder or Identified Selling Stockholder for such custody, and the appointment by such Specified Selling Stockholder or Identified Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney of such Specified Selling Stockholder or Identified Selling Stockholder are to that extent irrevocable; the obligations of such Specified Selling Stockholder or Identified Selling Stockholder hereunder shall not be terminated by operation of law, whether, in the case of any individual Specified Selling Stockholder or

Identified Selling Stockholder, by the death or incapacity of such Specified Selling Stockholder or Identified Selling Stockholder, as applicable, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust or, in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or similar organization, or by the occurrence of any other event; if any individual Specified Selling Stockholder or Identified Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Securities to be sold by such Specified Selling Stockholder or Identified Selling Stockholder hereunder, the Securities to be sold by such Specified Selling Stockholder or Identified Selling Stockholder hereunder shall be delivered by or on behalf of such Specified Selling Stockholder or Identified Selling Stockholder, as applicable, in accordance with the terms and conditions of this Agreement and of the Custody Agreement of such Specified Selling Stockholder or the Paying Agent Agreement of such Identified Selling Stockholder, as applicable; and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney of such Specified Selling Stockholder or Identified Selling Stockholder shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or Paying Agent, as applicable, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(xiv)    Economic Sanctions. Neither such Selling Stockholder nor any of its affiliates will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(1)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(c)    Officer’s and Selling Stockholder’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

SECTION 2.    Sale and Delivery to Underwriters; Closing.

(a)    Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, acting severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B-1 opposite the name of such Selling Stockholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock, as set forth in Schedule B-1, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from each Selling Stockholder that proportion of the number of Option Securities set forth in Schedule B-1 opposite the name of such Selling Stockholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of certificates, if any, for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, at 9:00 a.m., (New York City time) on the third (fourth, if the pricing occurs after 4:30 p.m. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders in writing (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to bank accounts designated by or on behalf of the Selling Stockholders against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Credit Suisse Securities (USA) LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)    Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.    Covenants of the Company and the Selling Stockholders. The Company (and with respect to paragraphs (m) and (n) below, each Selling Stockholder severally, and not jointly with the Company or any other Selling Stockholder) covenants with the Underwriters as follows:

(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify in writing the Underwriters promptly after receiving notice thereof, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement or any new registration statement relating to the Securities, (iii) of any request by the Commission for any amendment to the Registration Statement, the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information related thereto, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as reasonably practicable.

(b)    Filing of Amendments and 1934 Act Documents. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be.

(c)    Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and, if requested, signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is (but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement in order that the Registration Statement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading or to amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)    Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission.

(g)    Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)    Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)    Listing. The Company will use its reasonable best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

(j)    Restriction on Sale of Securities.

(A)     During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion or exchange of a convertible or exchangeable security or the vesting of restricted stock or restricted stock units, in each case outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued, options to purchase Common Stock, restricted stock or restricted stock units or other compensatory awards granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing, (D) any shares of Common Stock, restricted stock or restricted stock units issued pursuant to any non-employee director stock plan or dividend reinvestment plan, including shares of Common Stock registered on any registration statement on Form S-8 under the 1933 Act with respect to the foregoing or (E) any shares of Common Stock issued by the Company to owners of businesses which the Company may acquire in the future, whether by merger, acquisition of assets or capital stock or otherwise, as consideration for the acquisition of such businesses or to management employees of such businesses in connection with such acquisitions; provided that, in the case of clause (E) above, no more than an aggregate of 5% of the number of shares of Common Stock outstanding as of the Closing Time are issued as consideration in connection with all such acquisitions; provided further, that, in the case of clause (E) above, the Representatives receive a signed lock up agreement in substantially the form of Exhibit A hereto for the balance of the 180-day restricted period from the recipients receiving Common Stock in connection with such acquisitions, including such shares registered on Form S-4 under the 1933 Act.

(B) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(o) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(k)    Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(j)(A) hereof.

(l)    Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)    Issuer Free Writing Prospectuses. Each of the Company and each Selling Stockholder (severally, and not jointly with the Company or any other Selling Stockholder) agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and each Selling Stockholder, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433, provided that the Underwriters will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Underwriters. Any such free writing prospectus consented to or deemed consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and each Selling Stockholder (severally, and not jointly with the Company or any other Selling Stockholder) represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and the Company agrees that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n)    Tax Forms. Each Selling Stockholder has delivered or will deliver to the Underwriters and/or the Custodian or the Paying Agent prior to or at the Closing Time a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

SECTION 4.    Payment of Expenses.

(a)    Expenses. The Company, on behalf of the Company and the Selling Stockholders, will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale or delivery of the Securities, (iii) the cost of preparing stock certificates, if any, (iv) the fees and disbursements of the Company’s and Selling Stockholders’ counsel, accountants and other advisors (for the avoidance of doubt, the Company will not be responsible for the fees and disbursements of the Underwriters’ counsel, except as provided in (v) and (x) below and Section 4(c) hereof), (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery to the Underwriters of a Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses related to the delivery and distribution of each Custody Agreement, Paying Agent Agreement and Power of Attorney and the fees and expenses of the Attorneys-in-Fact, Custodian and Paying Agent, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided further that in the case of clause (a)(ix) hereof, the Underwriters shall be responsible for 50% of the costs of any private aircraft chartered by or on behalf of the Company in connection with the road show.

(b)    Expenses of the Selling Stockholders. The Company, on behalf of the Selling Stockholders, will pay all expenses incident to the performance of the Selling Stockholders’ obligations under, and the consummation of the transactions contemplated by, this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and (ii) the fees and disbursements of their counsel and other advisors.

(c)    Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered.

(d)    Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

SECTION 5.    Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective as of the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)    Opinion Letter of Counsel for Company. At Closing Time, the Representatives shall have received the opinion letter (which shall include negative assurance language), dated as of the Closing Time, of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company, in form and substance reasonably satisfactory to the Representatives.

(c)    Opinion Letter of Regulatory Counsel for Company. At Closing Time, the Representatives shall have received the opinion letter, dated as of the Closing Time, of Bradley Arant Boult Cummings LLP, regulatory counsel of the Company, in form and substance reasonably satisfactory to the Representatives.

(d)    Opinion Letter of Counsels for the Selling Stockholders. At Closing Time, the Representatives shall have received the opinion letter, dated as of the Closing Time, of (i) Akin Gump Strauss Hauer & Feld LLP, special counsel for the Selling Stockholders (other than for the Selling Stockholders affiliated with Apollo Global Management LLC), in form and substance reasonably satisfactory to the Representatives, and (ii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Selling Stockholders affiliated with Apollo Global Management LLC, in form and substance reasonably satisfactory to the Representatives.

(e)    Opinion Letter of Local Counsels for Certain of the Selling Stockholders. At Closing Time, the Representatives shall have received the opinion letters, dated as of the Closing Time, of the respective counsel for certain of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives.

(f)    Opinion Letter of Counsel for Underwriters. At Closing Time, the Representatives shall have received the opinion letter (which shall include negative assurance language), dated as of the Closing Time, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to the Representatives. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries, certificates of the Selling Stockholders and certificates of public officials.

(g)    Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, Prospectus or the General Disclosure Package, any Material Adverse Effect, and the Representatives shall have received a certificate of an executive officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all respects with all agreements and satisfied in all respects all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h)    CFO’s Certificate. At the time of the execution of this Agreement and at the Closing Time, the Representatives shall have received a certificate of the chief financial officer of the Company, dated the date hereof and as of the Closing Time, respectively, in form and substance reasonably satisfactory to the Representatives.

(i)    Certificates of the Selling Stockholders. At Closing Time, the Representatives shall have received a certificate from each Selling Stockholder signed by an authorized person (who may, in the case of any Specified Selling Stockholder or Identified Selling Stockholder, be an Attorney-in-Fact), dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Stockholder has complied in all respects with all agreements and satisfied in all respects all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(j)    Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information of the type ordinarily included in an accountant’s “comfort letter” with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)    Bring-down Accountant’s Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(l)    Reserve Engineers’ Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received letters, dated such date, from each of the Reserve Engineers, in form and substance reasonably satisfactory to the Representatives, covering the coal reserves information contained in the Registration Statement, the General Disclosure Package and the Prospectus and other customary matters relating to the Company’s reserves at Mine No. 4 and Mine No. 7, the Blue Creek Energy Mine and for the Other Mining Properties, as applicable, described in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)    Bring-down Reserve Engineers’ Comfort Letters. At Closing Time, the Representatives shall have received from each of the Reserve Engineers letters, dated as of the Closing Time, to the effect that they reaffirm the statements made in the respective letters furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(n)    Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

(o)    No Objection.     FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(p)    Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(q)    Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of an executive officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

(ii)    CFO’s Certificate. A certificate, dated such Date of Delivery, of the chief financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(iii)    Certificates of the Selling Stockholders. A certificate from each Selling Stockholder signed by an authorized person (who may, in the case of any Specified Selling Stockholder or Identified Selling Stockholder, be an Attorney-in-Fact), dated such Date of Delivery, confirming that the certificates delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(iv)    Opinion of Counsel for Company. The opinion of Akin Gump Strauss Hauer & Feld LLP, special counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(v)    Opinion of Regulatory Counsel for the Company. The opinion of Bradley Arant Boult Cummings LLP, regulatory counsel of the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c).

(vi)    Opinion of Counsels for the Selling Stockholders. The opinion of (A) Akin Gump Strauss Hauer & Feld LLP, special counsel for the Selling Stockholders (other than for the Selling Stockholders affiliated with Apollo Global Management LLC), and (B) Paul, Weiss,

Rifkind, Wharton & Garrison LLP, special counsel for the Selling Stockholders affiliated with Apollo Global Management LLC, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery from the applicable Selling Stockholders and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vii)    Opinion of Local Counsels for Certain of the Selling Stockholders. The opinions of the respective counsel for certain of the Selling Stockholders, as indicated in Schedule E hereto, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(viii)    Opinion of Counsel for Underwriters. The opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(ix)    Bring-down Comfort Letter. Letter from Ernst & Young LLP, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(x)    Bring-down Reserve Engineers’ Comfort Letters. Letters from each of the Reserve Engineers, dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(k) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(s)    Additional Documents. The Company and the Selling Stockholders will furnish the Representatives with any additional certificates as the Representatives reasonably request and conformed copies of documents delivered pursuant to this Section 5. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of a Date of Delivery or otherwise.

(t)    Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Stockholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 17, 18, 19 and this Section 5(t) shall survive any such termination and remain in full force and effect.

SECTION 6.    Indemnification.

(a)    Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), selling agents, directors, officers, members, employees and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the express approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company;

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) any preliminary prospectus, any Issuer Free Writing Prospectus, or any Marketing Materials in reliance upon and in conformity with the Underwriter Information.

(b)    Indemnification of the Underwriters by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates, selling agents, directors, officers, members and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, however, that each Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication (or any amendment or supplement thereto) in reliance on and in conformity with the Selling Stockholder Information relating to such Selling Stockholder; provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

(c)    Indemnification of Company, Directors and Officers and Selling Stockholders by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)    Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or by the Selling Stockholders selling a majority of the Securities hereunder, as the case may be. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnifying party may elect in writing to assume the defense of such action or proceeding, and upon such election, the indemnifying party shall not be liable for any legal costs subsequently incurred by any indemnified party (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the indemnifying party has failed to provide counsel reasonably satisfactory to such indemnified party in a timely manner, (ii) counsel reasonably determines that its representation of such indemnified parties could potentially or would present it with a conflict of interest or (iii) the indemnified parties reasonably determine that there may be legal defenses available to the indemnified parties that are different from or in addition to those available to the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any one local counsel in each jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)    Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

SECTION 7.    Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses, from the offering of the Securities pursuant to this Agreement received by the Selling Stockholders, on the one hand, and the total underwriting commissions and discounts received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. Each Selling Stockholder shall not be required to contribute (x) in any circumstances in which the losses, claims, damages, liabilities or expenses arose from matters other than the Selling Stockholder Information or (y) any amount in excess of the amount by which the aggregate gross proceeds after underwriting commissions and discounts, but before deducting expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder exceed the amount of any damages which the Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholders, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. The Selling Stockholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to their respective obligations hereunder and not joint.

The provisions of this Section 7 shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

SECTION 8.    Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or any of the Selling Stockholders submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers, directors or members, any person controlling the Company or any person controlling the Selling Stockholders and (ii) delivery of and payment for the Securities.

SECTION 9.    Termination of Agreement.

(a)    Termination. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, a Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading generally on the New York Stock Exchange or the NASDAQ Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)    Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 17, 18 and 19 shall survive such termination and remain in full force and effect.

SECTION 10.    Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then the Selling Stockholders shall be entitled to a further period of 24 hours within (which may be waived by the Selling Stockholders) which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Securities on such terms. After giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Selling Stockholders as provided in the foregoing sentence:

(i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)    if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Option Securities after the Closing Time, this Agreement will not terminate as to the Initial Securities or any Option Securities purchased prior to such termination).

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) non-defaulting Underwriters or (ii) the Company and the Attorney-in-Fact shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.    Default by One or More of the Selling Stockholders. If a Selling Stockholder shall fail at the Closing Time or at the Date of Delivery, as the case may be, to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the remaining Selling Stockholders do not increase, pro rata or otherwise, the number of Securities to be sold by them hereunder such that the aggregate number of Securities actually sold and delivered by all Selling Stockholders is equal to the total amount of Securities to be sold and delivered as set forth in Schedule B-1, then the Representatives may, at their option, by notice to the Company and the non-defaulting Selling Stockholders either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 17, 18 and 19 shall remain in full force and effect or (ii) elect that the Underwriters purchase the Securities which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve such Selling Stockholder so defaulting from liability, if any, in respect of such default.

SECTION 12.    Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company and the Selling Stockholders (and each employee, representative or other agent of the Company and the Selling Stockholders) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company and the Selling Stockholders relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Daniel Bursky, Esq. Notices to the Company shall be directed to it at 16243 Highway 216, Brookwood, Alabama 35444, Attention: Dale W. Boyles, with a copy, which shall not constitute notice, to Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036, Attention: Rosa Testani, Esq. and notices to the Selling Stockholders shall be directed to Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, New York 10036, Attention: Rosa Testani, Esq. except that notices to the Selling Stockholders affiliated with Apollo Global Management LLC shall be directed to Paul, Weiss, Rifkind, Wharton & Garrison LLP, Attention: David Huntington, Esq.

SECTION 14.    No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholders acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or any Selling Stockholders, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and each Selling Stockholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Stockholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters with respect to the subject matter hereof.

SECTION 16.    Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17.    Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each of the Selling Stockholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.    Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, unless any such Federal court determines that it lacks jurisdiction over a Related Proceeding in which case such Related Proceeding shall be instituted in the courts of the State of New York, in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19.    GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 20.    TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.    Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 22.    Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 23.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf,” “jpeg” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

SECTION 24.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Selling Stockholders and, in the case of the Specified Selling Stockholders and Identified Selling Stockholders, the Attorneys-in-Fact a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Specified Selling Stockholder or Identified Selling Stockholder, by so doing, represents that he has been duly appointed as Attorney-in-Fact by such Specified Selling Stockholder or Identified Selling Stockholder pursuant to a validly existing and binding Power of Attorney that authorizes such Attorney-in-Fact to take such action.

Very truly yours,

WARRIOR MET COAL, INC.

By:
Name:
Title:

SPECIFIED SELLING STOCKHOLDERS

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Specified Selling Stockholders named in Schedule B-2 hereto

IDENTIFIED SELLING STOCKHOLDERS

By:
Name:
Title:

As Attorney-in-Fact acting on behalf of each of the Identified Selling Stockholders named in Schedule B-3 hereto

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. LLC

BMO CAPITAL MARKETS CORP.

RBC CAPITAL MARKETS, LLC

APOLLO GLOBAL SECURITIES, LLC

KKR CAPITAL MARKETS LLC

CLARKSONS PLATOU SECURITIES, INC.

By: CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By: MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Underwriter	Number of Initial Securities to be Purchased
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
BMO Capital Markets Corp.
RBC Capital Markets, LLC
Apollo Global Securities, LLC
KKR Capital Markets LLC
Clarksons Platou Securities, Inc.

Total

Schedule A

SCHEDULE B-1

Selling Stockholder	Jurisdiction	Number of Initial Securities to be Sold	Number of Option Securities to be Sold
AESI (Holdings) II, L.P.	Cayman
Apollo Centre Street Partnership, L.P.	U.S. (DE)
Apollo Credit Master Fund Ltd.	Cayman
Apollo Credit Opportunity Fund III AIV I LP	U.S. (DE)
Apollo Credit Strategies Master Fund Ltd.	Cayman
Apollo Franklin Partnership, L.P.	U.S. (DE)
Apollo Lincoln Private Credit Fund, L.P.	U.S. (DE)
Apollo Special Opportunities Managed Account, L.P.	U.S. (DE)
Apollo SPN Investments I (Credit), LLC	U.S. (DE)
Apollo Value Investment Master Fund, L.P.	Cayman
SKSI Real Property Holdings Ltd.	Cayman
Vulcan Holdings, L.P.	U.S. (DE)
Zeus Investments, L.P.	Cayman
FS Global Credit Opportunities Fund	U.S. (DE)
GSO ADGM Locomotive Blocker Ltd.	Cayman
GSO Cactus Credit Opportunities Fund LP	U.S. (DE)
GSO Churchill Partners LP	Cayman
GSO Coastline Credit Partners LP	U.S. (DE)
GSO Credit Alpha Fund AIV-2 LP	U.S. (DE)
GSO Credit-A Partners LP	U.S. (DE)
GSO Palmetto Opportunistic Investment Partners LP	U.S. (DE)
GSO Special Situations Fund LP	U.S. (DE)
GSO SSOMF Locomotive Blocker Ltd.	Cayman
Steamboat Locomotive Blocker Ltd.	Cayman
KKR Debt Investors II (2006) (Ireland) L.P.	Ireland
KKR Special Situations (Domestic) Fund II L.P.	Cayman
KKR Special Situations (Domestic) Fund L.P.	Cayman
KKR Special Situations (Offshore) Fund L.P.	Cayman
Maryland State Retirement and Pension System	U.S. (MD)
Oregon Public Employees Retirement Fund	U.S. (OR)
Presidio Investors Limited	Cayman
WMC Holdco LLC	U.S. (DE)
EQ Advisors Trust - AXA/Mutual Large Cap Equity Managed Volatility Portfolio	U.S. (DE)
Franklin Mutual Global Discovery Fund	Canada
Franklin Mutual Series Funds - Franklin Mutual Beacon Fund	U.S. (DE)
Franklin Mutual Series Funds - Franklin Mutual Global Discovery Fund	U.S. (DE)
Franklin Mutual Series Funds - Franklin Mutual Quest Fund	U.S. (DE)
Franklin Mutual Series Funds - Franklin Mutual Shares Fund	U.S. (DE)
Franklin Mutual U.S. Shares Fund	Canada

Schedule B-1

Selling Stockholder	Jurisdiction	Number of Initial Securities to be Sold	Number of Option Securities to be Sold
Franklin Templeton Funds-Franklin Mutual Shares Fund	U.K.
Franklin Templeton Investment Funds-Franklin Global Equity Strategies Fund	Luxembourg
Franklin Templeton Investment Funds-Franklin Global Fundamental Strategies Fund	Luxembourg
Franklin Templeton Investment Funds-Franklin Mutual Beacon Fund	Luxembourg
Franklin Templeton Investment Funds-Franklin Mutual Global Discovery Fund	Luxembourg
Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Global Discovery VIP Fund	U.S. (DE)
Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Shares VIP Fund	U.S. (DE)
JNL/Franklin Templeton Mutual Shares Fund	U.S. (MI)
John Hancock Variable Insurance Trust - Mutual Shares Trust	U.S. (DE)
Caspian BD 2 Ltd.	Cayman
Caspian BD Ltd.	Cayman
Caspian SC Holdings, L.P.	U.S. (DE)
Caspian Solitude Master Fund, L.P.	U.S. (DE)
Klirmark Opportunity Fund II LP	Cayman
SPCP Group, LLC	U.S. (DE)
All other selling stockholders holding less than 1%
Total

Schedule B-1

SCHEDULE B-2

Specified Selling Stockholders

AESI (Holdings) II, L.P.

Apollo Centre Street Partnership, L.P.

Apollo Credit Master Fund Ltd.

Apollo Credit Opportunity Fund III AIV I LP

Apollo Credit Strategies Master Fund Ltd.

Apollo Franklin Partnership, L.P.

Apollo Lincoln Private Credit Fund, L.P.

Apollo Special Opportunities Managed Account, L.P.

Apollo SPN Investments I (Credit), LLC

Apollo Value Investment Master Fund, L.P.

SKSI Real Property Holdings Ltd.

Vulcan Holdings, L.P.

Zeus Investments, L.P.

FS Global Credit Opportunities Fund

GSO ADGM Locomotive Blocker Ltd.

GSO Cactus Credit Opportunities Fund LP

GSO Churchill Partners LP

GSO Coastline Credit Partners LP

GSO Credit Alpha Fund AIV-2 LP

GSO Credit-A Partners LP

GSO Palmetto Opportunistic Investment Partners LP

GSO Special Situations Fund LP

GSO SSOMF Locomotive Blocker Ltd.

Steamboat Locomotive Blocker Ltd.

KKR Debt Investors II (2006) (Ireland) L.P.

KKR Special Situations (Domestic) Fund II L.P.

KKR Special Situations (Domestic) Fund L.P.

KKR Special Situations (Offshore) Fund L.P.

Maryland State Retirement and Pension System

Oregon Public Employees Retirement Fund

Presidio Investors Limited

WMC Holdco LLC

EQ Advisors Trust - AXA/Mutual Large Cap Equity Managed Volatility Portfolio

Franklin Mutual Global Discovery Fund

Franklin Mutual Series Funds - Franklin Mutual Beacon Fund

Franklin Mutual Series Funds - Franklin Mutual Global Discovery Fund

Franklin Mutual Series Funds - Franklin Mutual Quest Fund

Franklin Mutual Series Funds - Franklin Mutual Shares Fund

Franklin Mutual U.S. Shares Fund

Franklin Templeton Funds-Franklin Mutual Shares Fund

Franklin Templeton Investment Funds-Franklin Global Equity Strategies Fund

Franklin Templeton Investment Funds-Franklin Global Fundamental Strategies Fund

Franklin Templeton Investment Funds-Franklin Mutual Beacon Fund

Franklin Templeton Investment Funds-Franklin Mutual Global Discovery Fund

Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Global Discovery VIP Fund

Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Shares VIP Fund

JNL/Franklin Templeton Mutual Shares Fund

Schedule B-2

John Hancock Variable Insurance Trust - Mutual Shares Trust

Caspian BD 2 Ltd.

Caspian BD Ltd.

Caspian SC Holdings, L.P.

Caspian Solitude Master Fund, L.P.

Klirmark Opportunity Fund II LP

SPCP Group, LLC

Certain other selling stockholders holding less than 1%

Schedule B-2

SCHEDULE B-3

Identified Selling Stockholders

Certain other selling stockholders holding less than 1%

Schedule B-3

SCHEDULE C-1

WARRIOR MET COAL, INC.

[●] Shares of Common Stock

Pricing Terms

1.	The Selling Stockholders are selling an aggregate of [●] shares of Common Stock.

2.	The Selling Stockholders have granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $[●].

Schedule C-1

SCHEDULE C-2

Free Writing Prospectuses

Free Writing Prospectus, dated April 6, 2017.

Schedule C-2

SCHEDULE D

Walter J. Scheller, III

Dale W. Boyles

Michael T. Madden

Kelli K. Gant

Jack K. Richardson

Brian M. Chopin

Stephen D. Williams

Michael Addeo

Keith Luh

Blaine MacDougald

Matthew R. Michelini

Gareth Turner

J. Brett Harvey

Alan H. Schumacher

AESI (Holdings) II, L.P.

Apollo Centre Street Partnership L.P.

Apollo Credit Master Fund Ltd.

Apollo Credit Opportunity Fund III AIV I L.P.

Apollo Credit Strategies Master Fund Ltd.

Apollo Franklin Partnership L.P.

Apollo Lincoln Private Credit Fund L.P.

Apollo Special Opportunities Managed Account, L.P.

Apollo SPN Investments I (Credit), LLC

Apollo Value Investment Master Fund L.P.

SKSI Real Property Holdings Ltd.

Vulcan Holdings, L.P.

Zeus Investments, L.P.

Caspian Solitude Master Fund, L.P.

Caspian SC Holdings, L.P.

Caspian BD Ltd.

Caspian BD 2 Ltd.

Franklin Mutual Global Discovery Fund

Franklin Mutual Series Funds - Franklin Mutual Beacon Fund

Franklin Mutual Series Funds - Franklin Mutual Global Discovery Fund

Franklin Mutual Series Funds - Franklin Mutual Quest Fund

Franklin Mutual Series Funds - Franklin Mutual Shares Fund

Franklin Mutual U.S. Shares Fund

Franklin Templeton Funds - Franklin Mutual Shares Fund

Franklin Templeton Investment Funds - Franklin Global Equity Strategies Fund

Schedule D

Franklin Templeton Investment Funds - Franklin Global Fundamental Strategies Fund

Franklin Templeton Investment Funds - Franklin Mutual Beacon Fund

Franklin Templeton Investment Funds - Franklin Mutual Global Discovery Fund

Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Global Discovery VIP Fund

Franklin Templeton Variable Insurance Products Trust - Franklin Mutual Shares VIP Fund

JNL/Franklin Templeton Mutual Shares Fund

FS Global Credit Opportunities Fund

GSO ADGM Locomotive Blocker Ltd.

GSO Cactus Credit Opportunities Fund LP

GSO Churchill Partners LP

GSO Coastline Credit Partners LP

GSO Credit Alpha Fund AIV-2 LP

GSO Credit-A Partners LP

GSO Palmetto Opportunistic Investment Partners LP

GSO Special Situations Fund LP

GSO SSOMF Locomotive Blocker Ltd.

Steamboat Locomotive Blocker Ltd.

KKR Debt Investors II (2006) (Ireland) L.P.

Maryland State Retirement and Pension System

Oregon Public Employees Retirement Fund

KKR Special Situations (Domestic) Fund L.P.

KKR Special Situations (Offshore) Fund L.P.

KKR Special Situations (Domestic) Fund II L.P.

WMC Holdco LLC

Presidio Investors Limited

Klirmark Opportunity Fund II, L.P.

Franklin CLO IV, Ltd.

Franklin Templeton Series II Funds - Franklin Floating Rate II Fund

Franklin Floating Rate Master Trust - Franklin Floating Rate Master Series

Franklin Investors Securities Trust - Franklin Floating Rate Daily Access Fund

FT Opportunistic Distressed Fund, Ltd.

Franklin Strategic Series - Franklin Strategic Income Fund

Franklin Strategic Income Fund (Canada)

Franklin Templeton Variable Insurance Products Trust - Franklin Strategic Income VIP Fund

All other selling stockholders holding less than 1%

Schedule D

Exhibit A

Form of Lock-up Letter

            , 2017

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:    Proposed Public Offering of Warrior Met Coal, Inc. Common Stock

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Warrior Met Coal, Inc., a Delaware corporation (the “Company”), understands that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters to be named in Schedule A of the Underwriting Agreement (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and certain holders (the “Selling Stockholders”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), providing for the public offering of shares (the “Securities”) of the Common Stock, by the Selling Stockholders named in the Underwriting Agreement (the “Offering”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Representatives that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

[If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in Section 3(j)(B) of the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.]1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities in the following transactions without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, heir, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a filing on a Form 5 made after the expiration of the 180 day lock-up period), and (4) the undersigned does not voluntarily effect any public filing or report regarding such transfers:

(a)	as a bona fide gift or gifts; or

(b)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(c)	by will or under the laws of descent; or

(d)    to the undersigned’s affiliates including subsidiaries or stockholders of the undersigned, if the undersigned is a corporation, and limited partners, general partners or limited liability company members of the undersigned, if the undersigned is a partnership or limited liability company, or to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned.

Notwithstanding the foregoing, the restrictions in this Lock-up Agreement shall not apply to (i) any transfer of shares of Common Stock by the undersigned to the Company that is deemed to occur upon the cashless exercise of stock options or vesting of any other equity-based award granted pursuant to the Company’s employee benefit plans existing as of the date hereof, provided that any shares of Common Stock received upon such exercise or vesting will be subject to the provisions and restrictions herein, provided further that, in the case of a transfer, if a filing under Section 16 of the Exchange Act is required by, or is voluntarily made with respect to, such transfer, the undersigned shall disclose in such filing the reasons for such transfer, (ii) the sales or other transfers of the undersigned’s Lock-Up Securities in the Offering in accordance with the terms of the Underwriting Agreement and (iii) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the 180 day lock-up period, and provided further that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made) in connection with such trading plan.

[1]	To be included where undersigned is an officer or director of the Company.

Furthermore, the undersigned may sell during the 180 day lock-up period shares of Common Stock purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned understands that, if (i) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (ii) the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for, and delivery of, the Securities to be sold thereunder, the undersigned shall be released from all obligations under this lock-up agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Signature:

Name of Stockholder:

Name of Signatory:

Title of Signatory:

[Signature Page to Lock-Up Letter]

Exhibit B

Form of Press Release

Warrior Met Coal, Inc.

[Date]

Warrior Met Coal, Inc., (the “Company”) announced today that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of [●] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], [●] 201[●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.